Exhibit 10.17

ACTIVISION, INC.

SUB-PLAN TO THE

SECOND AMENDED AND RESTATED

2002 EMPLOYEE STOCK PURCHASE PLAN

FOR INTERNATIONAL EMPLOYEES, AS AMENDED

FOR ELIGIBLE EMPLOYEES IN THE EUROPEAN ECONOMIC AREA (“EEA”)

1.         Purpose of the Sub-Plan

(a)        The Board of Directors of Activision, Inc. (the “Company”) has established the Activision, Inc. Second Amended and Restated 2002 Employee Stock Purchase Plan for International Employees, as amended (the “Activision International Plan”), to provide Eligible Employees with a convenient means to acquire an equity interest in the Company, to enhance such employees’ sense of participation in the affairs of the Company and its subsidiaries, and to provide an incentive for continued employment.

(b)        Paragraph 3(b) of the Activision International Plan specifically authorizes a committee appointed by the Board of Directors of the Company (the “Committee”) to adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.

(c)        The Committee has determined that it is appropriate and advisable to establish a sub-plan to the Activision International Plan for the purpose of complying with applicable local laws implementing the EU Prospectus Directive 2003/71/EC (November 4, 2003).

(d)        The rules of this sub-plan (the “Sub-Plan”) shall, together with the rules of the Activision International Plan, govern the offering of and the participation in the Activision International Plan with respect to all Eligible Employees located in any European Union (“EU”) Member State or European Economic Area (“EEA”) treaty adherent state.

2.         Terms of the Sub-Plan

(a)        Any capitalized term used but not defined herein shall have the meaning given to such term in the Activision International Plan.

(b)        Notwithstanding any other provision in the Activision International Plan, in no event shall the total consideration paid through payroll deductions authorized or Alternative Payments made by Participants located in EU Member States and EEA treaty adherent states for the purchase of Stock under the Activision International Plan, when combined with the total consideration of all other offers to the public by the Company of its Stock within any EU Member State or EEA treaty adherent state, exceed the amount of €2,499,999 in a 12-month period.

In order not to exceed this limit, the Company reserves the right to limit the number of shares of Stock that may be purchased by each Participant to ensure that the total consideration of all offers of Stock within any EU Member State or EEA treaty adherent state does not exceed €2,499,999 in a 12-month period.  Any such limit imposed under this Sub-Plan will be applied to all Participants on similar terms and on a pro-rata basis.

(c)        Subject to the terms of the Activision International Plan, the Committee reserves the right to amend or terminate the Sub-Plan, as contained herein, at any time.

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